UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2016

Shutterfly, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 14, 2016, Phil Marineau, Chairman and Class II director of Shutterfly, Inc. (the “Company”), notified the Company that he has decided to resign as chairman and from the Company’s Board of Directors (the “Board”), effective June 21, 2016. Mr. Marineau has advised the Company that his decision to resign was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

The company has retained Spencer Stuart to manage the search process for filling open board seats including the chairmanship.

A copy of the press release announcing Mr. Marineau’s resignation from the Board is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Letter from Phil Marineau.

99.2	Press release announcing resignation of Phil Marineau from Board of Directors, dated June 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring
Vice President and General Counsel

Date: June 17, 2016

EXHIBIT INDEX

Number	Description

99.1	Letter from Phil Marineau.

99.2	Press release announcing resignation of Phil Marineau from Board of Directors, dated June 17, 2016.